PERSONAL GUARANTY

          For value received and intending to be legally bound, the undersigned, Bob Chance, an individual residing at 2053 Pabco Road, Henderson, Nevada 89011 (the “Guarantor”), (a) hereby becomes surety to Trafalgar Capital Specialized Investment Fund, Luxembourg (the “Obligee”) to pay all amounts due pursuant to the obligations of National Automation Services, Inc., a Nevada corporation, with headquarters located at 2053 Pabco Road, Henderson, NV 89011 (the “Obligor”), to Obligee, under the Security Agreement dated as of the date hereof, and its successors, endorsees and assigns to which Obligee is a party, arising from those certain secured redeemable debentures issued by the Obligor to the Obligee pursuant to the Securities Purchase Agreement dated as of the date hereof or arising from the Securities Purchase Agreement or from any of the Transaction Documents, as defined therein (collectively, the “Obligations”), and hereby: (a) guarantees the full and timely payment of the Obligations as defined in the Security Agreement, including specifically all amounts due under the secured redeemable debentures or any of the Transaction Documents, and all extensions or renewals thereof, and all sums payable under or by virtue thereof including, without limitation, all amounts of principal and interest and all expenses (including attorneys’ fees and costs of collection) incurred in the collection thereof, the enforcement of rights thereunder or with respect to any security thereof and the enforcement hereof, and waive presentment, demand, notice of dishonor, protest, notice of protest and all other notices whatsoever; (b) waives and consents to any disposition of any collateral held by the Obligee or otherwise; (c) consents and agrees that he is bound (except as limited by Florida statutory law as amended from time to time) under the Obligations as fully as though such Guarantor were a maker thereof; (d) consents to the exercise by Obligee of each and every remedy permitted by law, all without notice to or consent of and without affecting the liability of the undersigned; and (e) further consents and agrees that he may be sued by Obligee with or without joining any other parties to or guarantors of the Obligation, whether primarily or secondarily liable, and without first or contemporaneously suing or enforcing any security interest against any such other persons, or otherwise seeking or proceeding to collect from him.

          The Guarantor warrants and represents to the Obligee that: (i) this Guaranty constitutes a legal, valid and binding obligation of such, and is fully enforceable against the Guarantor in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally; and (ii) neither the execution nor delivery of this Guaranty by the Guarantor, nor fulfillment of nor compliance with the terms and provisions hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under any agreement or instrument to which the Guarantor is now a party or by which Guarantor may be bound, nor will result in the creation of any lien, charge or encumbrance upon any of the Guarantor’s property or assets.

          The Guarantor agrees that the liability of the Guarantor hereunder is present, absolute, unconditional, continuing, primary, direct and independent of the obligations of Obligor and any other Guarantor. Obligee shall not be required to pursue or exhaust any other remedies before invoking the benefits of this Guaranty. Nothing herein contained shall prevent Obligee, however, from suing the Obligor with or without making the Guarantor a party to the suit, or from exercising any other rights permitted by law, and if such suit or other remedy is availed of, only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature whatsoever, shall be applied in reduction of the amount due on the Obligation, and Obligee shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof. Upon default by Obligor, the liability of the undersigned Guarantor shall be effective immediately and payable on demand without any suit or action against Obligor or Guarantor.

          Invalidity and Construction. If any provision of this Guaranty contravenes or is held invalid under the laws of any applicable jurisdiction, this Guaranty shall be construed as though it did not contain that provision, and the rights and liabilities of the parties to this Guaranty shall be construed and enforced accordingly. This Guaranty shall be construed as to its fair meaning and not strictly for or against Guarantor or Obligee.

          Notices, Demand. Any notice, demand or request hereunder shall be in writing and shall be deemed to have been validly given or made upon delivery, if personally delivered, or on the date mailed, if mailed postage prepaid, by first class mail, addressed to the party to be notified at the address set forth below, or to such other address as any party may hereafter designate for itself or himself by written notice to the other parties in the manner herein prescribed.

If to the Guarantor:		Bob Chance
2053 Pabco Road
Henderson, NV 89011
Telephone: (702) 642-7720
Facsimile: (702) 564-5411

With a copy to:		National Automation Services, Inc.
2053 Pabco Road
Henderson, NV 89011
Attention: Mr. Bob Chance, President
Telephone: (702) 642-7720
Facsimile: (702) 564-5411

And a copy to (which shall not constitute notice):		Richardson & Patel, LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, CA 90024
Attention: Peter Hogan, Esq.
Telephone: (310) 208-1182
Facsimile: (310) 208-1154

If to the Obligee:		Trafalgar Capital Specialized Investment Fund
8-10 Rue Mathias Hardt
BP 3023
L-1030 Luxembourg
Attention: Andrew Garai, Chairman of the Board of
Trafalgar Capital Sarl, General Partner
	Facsimile:	011-44-207-405-0161 and
001-786-323-1651

With a copy to (which shall not constitute notice):		James G. Dodrill II, P.A.
5800 Hamilton Way
Boca Raton, FL 33496
	Attention:	James Dodrill, Esq.
	Telephone:	(561) 862-0529
	Facsimile:	(561) 892-7787

          No delay or omission in exercising any right hereunder shall operate as a waiver of such right or any other right. Guarantor agrees to pay reasonable attorneys’ fees and all other costs and expenses that may be incurred by Obligee in the enforcement of this Guaranty.

          In the event either party shall bring any action against the other party pursuant to this Agreement, the arbitrator or court shall have the right to grant the prevailing party recovery from the other party all costs and expenses of such action including, without limitation, administrative costs of the arbitration, arbitrator’s fees, discovery costs, costs of investigation, related expenses, and reasonable attorney’s fees and costs.

LITIGATION.

          Forum Selection and Consent to Jurisdiction. Any litigation based on or arising out of, under, or in connection with, this Guaranty shall be brought and maintained exclusively in the federal courts of the State of Florida. Each Guarantor hereby expressly and irrevocably submits to the jurisdiction of the federal courts of the State of Florida for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. Each Guarantor irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of Florida. Each Guarantor hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which Guarantor may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that such Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, such Guarantor hereby irrevocably waives such immunity in respect of his obligations under this Guaranty and the other loan documents.

          Waiver of Jury Trial. The Guarantor hereby knowingly, voluntarily and intentionally waives any rights he may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this Guaranty, or any course of conduct, course of dealing, statements (whether oral or written) or actions of Guarantor or Obligee. The Guarantor acknowledges and agrees that he has received full and sufficient consideration for this provision and that this provision is a material inducement for the Obligee making the loan to American Energy Resources Corporation.

          This Guaranty shall inure to the benefit of the Obligee, the Obligee’s successors and assigns, and it shall be binding upon the Guarantor, his legal representatives, heirs and assigns.

MISCELLANEOUS.

          All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require.

          This Guaranty shall be assignable solely by the Obligee, and upon notice of such assignment the Guarantor shall make payment to the assignee at the assignee’s address.

          Neither this Guaranty nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled, except by an instrument in writing signed by the Guarantor and Obligee.

          This Guaranty shall be enforced, governed and construed in all respects in accordance with the laws of the State of Florida, as such laws are applied by Florida courts to agreements entered into, and to be performed in, Florida by and between residents of Florida, and shall be binding upon the undersigned, the undersigned’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Obligee, its successors and assigns. If any provision of this Guaranty is invalid or unenforceable under any applicable statue or rule of law, then such provisions shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

          The Guarantor has caused this instrument to be executed this 21 day of July 2008.

WITNESS	GUARANTOR

Bob Chance